                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      SAFETY COMPONENTS INTERNATIONAL, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
                                                                           -----

       (2) Aggregate number of securities to which transaction applies:
                                                                         -------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:
                                                             -------------------

       (5) Total fee paid:
                            ----------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
                                     -------------------------------------------

       (2)  Form, Schedule or Registration Statement No.:
                                                         -----------------------

       (3)  Filing Party:
                           -----------------------------------------------------

       (4)  Date Filed:
                        --------------------------------------------------------

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 22, 2001

                            ------------------------

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safety Components International, Inc. (the "Company") will be held at 1:00 p.m., local time, on August 22, 2001, at the Hyatt Regency Greenville, 220 North Main Street, Greenville, South Carolina 29601, for the following purposes:

       1. To elect two Class I directors of the Company each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2002 and until the election and qualification of his or her successor, two Class II directors of the Company each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2003 and until the election and qualification of his or her successor, and one Class III director of the Company to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2004 and until the election and qualification of his or her successor.

       2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

       3. To transact such other business as may properly come before the meeting.

       Only holders of record of the Company's Common Stock at the close of business on July 16, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

       STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,


                                      /s/ BRIAN P. MENEZES

                                      Brian P. Menezes
                                      Secretary

July 23, 2001

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605

                            ------------------------

                                 PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Safety Components International, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 1:00 p.m., local time, on August 22, 2001, at the Hyatt Regency Greenville, 220 North Main Street, Greenville, South Carolina 29601, and at any adjournment thereof. The purposes of the meeting are:

       1. To elect two Class I directors of the Company each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2002 and until the election and qualification of his or her successor, two Class II directors of the Company each to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2003 and until the election and qualification of his or her successor, and one Class III director of the Company to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 2004 and until the election and qualification of his or her successor.

       2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

       3. To transact such other business as may properly come before the meeting.

       If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) FOR the election as Class I directors, Class II directors and Class III director of the nominees of the Board of Directors named below, and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002. Shares represented by proxy cards in the accompanying form shall also be voted in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is July 23, 2001.

                                     VOTING

       Holders of record of Common Stock on July 16, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of July 16, 2001, there were 4,960,381 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting.

       The favorable vote of a plurality of the votes of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to elect the nominees for the Class I, Class II and Class III directors of the Company, and the favorable vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to ratify the appointment of the auditors. Abstentions are counted as a vote against the proposals being considered, except for the election of directors as to which they will have no effect. Broker non-votes will have no effect on the outcome of the proposals.

       The Board of Directors recommends a vote FOR each of the proposals set forth above and described below.

                          ITEM 1. ELECTION OF DIRECTORS

       The Board of Directors is divided into three classes. The term of the Class I directors elected at the Annual Meeting will expire in 2002, the term of the Class II directors elected at the Annual Meeting will expire in 2003 and the term of the Class III director elected at the Annual Meeting will expire in 2004. Directors hold office until the Annual Meeting of Stockholders of the Company in the year in which the term of their class expires and until their successors have been duly elected and qualified. At each Annual Meeting of Stockholders of the Company hereafter, the successors to the class of directors whose term expires will be elected for a three year term.

       Each of the nominees for directors has been serving as a director of the Company since October 11, 2000 (the "Emergence Date"), the date the Company and certain of its domestic subsidiaries emerged from their pre-arranged cases under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") pursuant to the plan of reorganization (as amended, the "Plan of Reorganization") confirmed by the U.S. District Court for the State of Delaware (the "Bankruptcy Court") on August 31, 2000. Each nominee has indicated his willingness to continue to serve if elected. Unless authority to do so is withheld, the persons named in the accompanying proxy will vote the shares represented thereby for such nominees. While it is not anticipated that the nominees will be unable to serve, if any of the nominees should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board of Directors (unless authority to vote for the election of the director is withheld).

INFORMATION REGARDING NOMINEES

       The following is certain information as of July 16, 2001, with respect to the nominees for Class I, Class II and Class III directors.

                                CLASS I DIRECTORS
                (TO CONTINUE IN OFFICE UNTIL 2002 ANNUAL MEETING)

       ANDY GOLDFARB. Age 53. Mr. Goldfarb has served as a Director of the Company since the Emergence Date. From 1985 until March 2000, Mr. Goldfarb served as Chairman, President and Chief Executive Officer of HCC Industries, the world's largest independent hermetic sealing operation. From 1976 to 1985, Mr. Goldfarb served HCC Industries in various operational and financial positions, including Chief Operating Officer.

       W. ALLAN HOPKINS. Age 62. Mr. Hopkins has served as a Director of the Company since the Emergence Date. From 1998 until August 2000, Mr. Hopkins served as President and Chief Executive Officer of Atlas Steels Inc., a producer and seller of stainless and specialty steel products. From 1993 to 1996, Mr. Hopkins served as President and Chief Executive Officer of Algoma Steel Inc., a manufacturer and marketer of steel products. From 1984 to 1992, Mr. Hopkins served in various capacities including Senior Vice President, Vice President of Sales and Vice President and General Manager of Stelco, Inc., Canada's largest steel producer. Mr.

Hopkins currently serves on the Board of Directors of Novamerican Steel Inc., a publicly traded company.

                               CLASS II DIRECTORS
                (TO CONTINUE IN OFFICE UNTIL 2003 ANNUAL MEETING)

       BEN E. WAIDE III. Age 62. Mr. Waide has served as a Director of the Company since the Emergence Date. Since 1998, Mr. Waide has served as an Executive Consultant to E.I. du Pont de Nemours and Company - DuPont Safety Resources, a global workplace consulting firm. From 1995 to 1998, Mr. Waide was Chairman and Chief Executive Officer of Atlantic Aviation Corporation, an aircraft maintenance management services company. Mr.Waide served as General Manager of the Films Division of E.I. du Pont de Nemours and Company from 1990 to 1995.

       CARROLL R. WETZEL, JR. Age 58. Mr. Wetzel has served as Chairman of the Board of the Company since the Emergence Date. From 1988 to 1996, Mr. Wetzel was a Managing Director with the Mergers and Acquisition Group of Chemical Bank/Chase Manhattan. Prior to that, from 1981 to 1988, he was a Managing Director in Smith Barney's Mergers and Acquisitions Group. From 1976 to 1981, he worked as an investment banker with Dillon, Read & Co. Inc.

                               CLASS III DIRECTOR
                (TO CONTINUE IN OFFICE UNTIL 2004 ANNUAL MEETING)

       JOHN C. COREY. Age 53. Mr. Corey has served as President, Chief Executive Officer and Director of the Company since the Emergence Date. Prior to that, he had served as President, Chief Operating Officer and Director of the Company since March 1999. Mr. Corey served as President of Stanley Mechanics Tools, Inc., a division of The Stanley Works, a company engaged in the business of manufacturing and distributing mechanics hand tools, from September 1996 to March 1999 where he was responsible for worldwide operations. Prior to that, Mr. Corey served as an independent consultant while attending to personal business from December 1995 to August 1996 and as President of Allied Signal North American Aftermarket, a division of Allied Signal, Inc., a company engaged in the business of automotive components, from September 1994 to November 1995. From 1984 to 1994, Mr. Corey served in various positions for Moog Automotive, Inc., a company engaged in the business of manufacturing and distributing automotive steering and suspension parts, most recently as the President of the Steering and Suspension Division. Mr. Corey has over 15 years of experience in management and manufacturing in the automotive industry.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During the fiscal year ended March 31, 2001, 25 meetings of the Board of Directors were held (five on or subsequent to the Emergence Date).

       The Board of Directors has an Audit Committee currently consisting of Messrs. Hopkins, Waide and Wetzel. The Audit Committee held four meetings during the fiscal year ended March 31, 2001 (two on or subsequent to the Emergence
Date). The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors, if any, and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence.

       The Board of Directors has a Compensation Committee, which also acts as a Stock Option Committee, currently composed of Messrs. Goldfarb, Waide and Wetzel. The Compensation Committee held two meetings (each subsequent to the Emergence Date) during the fiscal year ended March 31, 2001. The general functions of the Compensation Committee include approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees and review of benefit plans in which officers and directors are eligible to participate. The general function of the Stock Option Committee includes a periodic review of the equity compensation plans of the Company and the grants under such plans.

       The Board of Directors has no standing nominating committee. During the fiscal year ended March 31, 2001, each of the current directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Except as otherwise indicated, the following table and notes set forth certain information, to the knowledge of the Company, regarding the beneficial ownership of the Common Stock as of July 16, 2001 by all persons known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director of the Company, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Company as a group. Except as otherwise indicated, to the knowledge of the Company, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

                                                                    Amount and Nature of       Percent of
              Name and Address of Beneficial Owner                  Beneficial Ownership    Common Stock (1)
--------------------------------------------------------------------------------------------------------------
Putnam Investment Management, Inc. (and related parties) ("Putnam")      1,478,420                29.6%
     c/o Corporate Actions Dept.
     25 Braintree Hill Office Park
     Braintree, MA  02184
Wayland Investment Fund, LLC (and related parties) ("Wayland")           1,256,591                25.1%
     c/o CSFC Wayland Advisors Inc.
     12700 Whitewater Drive
     Minnetonka, MN  55343
SunAmerica Investments (and related parties) ("SunAmerica")              1,444,972                28.9%
     1 Sun America Center
     Los Angeles, CA  90067

Current Officers and Directors
John C. Corey (2) (3)                                                       73,940                 1.5%
Andy Goldfarb (3)                                                            5,000                  *
W. Allan Hopkins (3)                                                         5,000                  *
Ben E. Waide III (3)                                                         5,000                  *
Carroll R. Wetzel, Jr. (3)                                                   6,681                  *
Brian P. Menezes (3)                                                        30,000                  *
Stephen B. Duerk (2) (3)                                                     8,515                  *

Former Officer
Robert A. Zummo                                                                  0                 --

All executive officers and directors as a group                            135,269                 2.7%
     (consisting of 8 individuals)

----------------------
*Less than 1%.

(1) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding.

(2) Includes 492 shares for Mr. Corey and 12 shares for Mr. Duerk underlying currently exercisable warrants under a Warrant Agreement dated as of October 11, 2000 between the Company and Continental Stock Transfer and Trust Company as agent for the holders of warrants issued by the Company under that Warrant Agreement.

(3) Includes 73,333 shares for Mr. Corey, 5,000 shares each for Messrs. Goldfarb, Hopkins and Waide, 6,667 shares for Mr. Wetzel, 30,000 shares for Mr. Menezes and 8,500 shares for Mr. Duerk underlying currently exercisable stock options under the Company's 2001 Stock Option Plan (the "Option Plan").

Each of Putnam, Wayland and SunAmerica acquired their shares pursuant to the Plan of Reorganization, as confirmed by the Bankruptcy Court, effective as of the Emergence Date. Certain of such shares may be held on behalf of clients in a fiduciary capacity, as to which the named beneficial owner may exercise shared voting or dispositive power.

                        EXECUTIVE OFFICERS OF THE COMPANY

       The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

        Name             Age             Positions and Offices Presently Held
--------------------------------------------------------------------------------

John C. Corey            53      Director, President and Chief Executive Officer
Brian P. Menezes         48      Vice President and Chief Financial Officer
Stephen B. Duerk         59      Vice President; President, North American
                                 Automotive
Vick Crowley             34      Treasurer

       Executive officers are appointed by the Board and serve at the discretion of the Board. Following is information with respect to the Company's executive officers who are not also directors of the Company:

       BRIAN P. MENEZES. Mr. Menezes has served as Vice President and Chief Financial Officer of the Company since September 1999. From October 1997 to September 1999, Mr. Menezes served as Vice President and General Manager of Odyssey Knowledge Solutions, Inc., a Canadian software and systems development company focused on web-based e-commerce and enterprise solutions. From January 1993 to June 1997, Mr. Menezes served as Vice President of Operations for Cooper Industries (Canada) Inc. Automotive Products ("Cooper"), the largest supplier in the Canadian automotive replacement parts market. From January 1993 to June 1995, Mr. Menezes also served as the Vice President of Finance of Cooper.

       STEPHEN B. DUERK. Mr. Duerk has served as President of the Company's North American Automotive Group since April 1998 and as President of Safety Components Fabric Technologies, Inc., a wholly-owned subsidiary of the Company ("SCFTI"), since January 1998. From July 1997 to January 1998, Mr. Duerk served the Company as Co-Managing Director of SCFTI. Prior to the Company's acquisition (the "JPS Acquisition") of the Air Restraint and Technical Fabrics Division of JPS Automotive L.P., through SCFTI, in July 1997, Mr. Duerk had served JPS Automotive, L.P., a tier one supplier to the automotive industry of carpet and knit fabrics for headliner and body cloth for automobiles, as Vice President of Air Restraint Fabrics in the Greenville, South Carolina facility from October 1988. From 1965 to October 1988, Mr. Duerk served in various positions for JP Stevens & Co., Inc., a company engaged in the business of manufacturing industrial textiles, of which JPS Automotive, L.P. was a part until its restructuring in May 1998, most recently as the Vice President of the Industrial Synthetic Group.

         VICK CROWLEY. Mr. Crowley has served as Treasurer of the Company since August 2000. Prior to that, he had served as Assistant Treasurer with HomeGold Financial, Inc., of Greenville, South Carolina, a financial services firm, since 1995.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to each person who served as the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company for the Company's fiscal year ended March 31, 2001 (each person appearing in the table is referred to as a "Named Executive").

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                                           Compensation
                                                Annual Compensation           Awards
                                            ---------------------------   ---------------

                                                                            Securities
                                                                            Underlying         All Other
            Name and                           Salary        Bonus         Options/SARs      Compensation
       Principal Position          Year         ($)           ($)             (#)(1)              ($)
-------------------------------------------------------------------------------------------------------------

Current Officers
John C. Corey                       2001      306,144       318,039                     0      35,788 (3)
    President and Chief             2000      303,776             0        150,000/40,000      70,006 (4)
    Executive Officer (2)

Brian P. Menezes                    2001      184,962       188,903                     0      17,503 (6)
    Vice President and Chief        2000      109,976             0              50,000/0      17,467 (7)
    Financial Officer (5)

Stephen B. Duerk                    2001      177,625        63,700                     0      16,069 (9)
    Vice President;                 2000      175,000             0          15,000/6,000      14,396 (10)
    President North American        1999      170,833             0               0/6,000      11,975 (11)
    Automotive Group (8)

Former Officer
Robert A. Zummo                     2001      246,978             0                     0     237,264 (13)
    Formerly Chairman of the        2000      564,588             0         50,000/50,000      95,787 (14)
    Board, President and Chief      1999      525,000             0              0/50,000      87,388 (15)
    Executive Officer (12)

---------------------

(1) All options and stock appreciation rights indicated relate to the Company's pre-Chapter 11 period and were cancelled pursuant to the Plan of Reorganization.

(2) Mr. Corey joined the Company in March 1999 as its Chief Operating Officer. He became Chief Executive Officer on the Emergence Date. The indicated bonus amount reflects (i) a $39,339 bonus payment made on October 31, 2000 (which includes a gross-up amount to offset income tax exposure), and (ii) a bonus award in the form of cash and/or deferred compensation in the amount of $278,700 under the Company's Management Incentive Plan (as defined below) for the year ended March 31, 2001.

(3) Amount reflects $11,632 of life insurance premiums (which includes a gross-up amount to offset income tax exposure), a $14,400 automobile allowance, $683 retro pay, a $5,250 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums (which constitutes a gross-up amount to offset income tax exposure), $690 of group life insurance premiums, and $2,413 of supplemental medical reimbursements.

(4) Amount reflects $45,290 relocation expense, a $14,400 automobile allowance, $3,461 retro pay, a $5,062 matching contribution under the Company's 401(k) plan, $660 of long-term disability insurance premiums and $1,133 of group life insurance premiums.

(5) Mr. Menezes joined the Company in August 1999. The indicated bonus amount reflects (i) a $20,000 bonus payment made on April 7, 2000 and a $23,603 bonus payment made on October 31, 2000 (which includes a gross-up amount to offset income tax exposure), and (ii) a bonus award in the form of cash and/or deferred compensation in the amount of $145,300 under the Company's Management Incentive Plan for the year ended March 31, 2001.

(6) Amount reflects a $10,800 automobile allowance, $418 retro pay, a $5,250 matching contribution under the Company's 401(k) plan, $666 of long-term disability insurance premiums (which constitutes a gross-up amount to offset income tax exposure), $244 of group life insurance premiums, and $125 of supplemental medical reimbursements.

(7) Amount reflects $7,500 relocation expense, $500 elective insurance premiums, a $2,219 matching contribution under the Company's 401(k) plan, $326 of long-term disability premiums, a $6,750 automobile allowance and $172 of group life insurance premiums.

(8) Mr. Duerk serves as Vice President and President, North American Automotive of the Company. The indicated bonus amount reflects a cash bonus award under the Company's Management Incentive Plan for the year ended March 31, 2001.

(9) Amount reflects a $6,000 automobile allowance, $3,876 of club dues, $292 retro pay, $659 of group insurance premiums, and $5,242 of supplemental medical reimbursements.

(10) Amount reflects a $6,000 automobile allowance, $2,796 of club dues, a $4,625 matching contribution under the Company's 401(k) plan and $975 of group insurance premiums.

(11) Amount reflects a $6,000 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan and $975 of insurance premiums.

(12) Mr. Zummo's employment as an officer of the Company terminated October 11, 2000.

(13) Amount reflects (i) for the period prior to the termination of his employment, a $9,750 automobile allowance, a $2,844 matching contribution under the Company's 401(k) plan, $390 of long-term disability insurance premiums (which constitutes a gross-up amount to offset income tax exposure), $699 of group life insurance premiums and $711 of supplemental medical reimbursements, and (ii) for the period after termination $222,870 in payments relating to his termination as described in " - Employment Agreements - Zummo Agreements - Restructuring Agreement and Termination Arrangements."

(14) Amount reflects an $18,000 automobile allowance, $69,494 elective life insurance premiums, a $5,000 matching contribution under the Company's 401(k) plan, $720 of long-term disability premiums and $2,573 of group life insurance premiums.

(15) Amount reflects $70,718 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums and $1,350 of group insurance premiums.

STOCK OPTIONS

       There were no stock option grants or exercises during the year ended March 31, 2001 and no stock options outstanding at the fiscal year ended on that date.

EMPLOYMENT AGREEMENTS

   Corey Agreements.

       Pre-Chapter 11 Agreement. Prior to the Emergence Date, Mr. Corey served as President and Chief Operating Officer of the Company. At the time of his initial employment, he entered into a three-year employment agreement, which became effective as of March 28, 1999. The employment agreement provided for a base salary for the first year of the term of $300,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provided for an annual incentive bonus under the Company's Senior Management Incentive Plan (the "Senior Management Plan") commencing in fiscal year 2001 and a performance based bonus for fiscal year 2000 of up to a maximum of 40% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Pursuant to the terms of the employment agreement, Mr. Corey was awarded options to purchase 100,000 shares of Common Stock under the 1994 Stock Option Plan and stock appreciation rights ("SARs") relating to 40,000 shares of Common Stock under the Company's Stock Appreciation Rights Plan (the "SAR Plan"). The options granted to Mr. Corey under the 1994 Stock Option Plan were scheduled to vest in three equal annual installments with the first installment commencing one year from the date of grant. The SARs granted to Mr. Corey under the SAR Plan had a term of three years and could only be exercised on the third anniversary of the date of grant. Under the agreement, in the event Mr. Corey's employment was terminated by the Company during the first two years of the term without "Cause" (other than as a result of death or Disability or in connection with a Change of Control), including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company would have been required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination for the remainder of the full term. If such termination occurred during the last year of the term, the Company would have been required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination. If Mr. Corey's employment was terminated following a Change of Control (including by reason of a Constructive Termination), the Company would have been required to pay Mr. Corey an amount equal to two times his full salary in respect of the year immediately preceding termination. In addition, if Mr. Corey's employment agreement was not renewed by the Company after the expiration of the initial three-year term, other than for "Cause," the Company would have been required to continue to pay Mr. Corey's full salary in effect for the year immediately preceding termination for a period of one year from the time of termination.

       Current Agreement. Mr. Corey currently serves as President and Chief Executive Officer pursuant to an employment agreement with the Company which became effective May 18, 2001 and replaced all prior agreements with Mr. Corey. The employment agreement provides for a base salary of $315,000, subject to increases at the discretion of the Board and the recommendations of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides, in the event of a Change of Control (as defined) while he is still employed with the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $961,400 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.

       Pursuant to the employment agreement, Mr. Corey received, upon execution, options to purchase 173,200 shares of Common Stock under the Option Plan. Such grant consisted of (i) Class A Options to purchase 110,000 shares at an exercise price equal to fair market value on the date of grant ($8.75 per share), two-thirds of which immediately vested, and the final third of which will vest on October 31, 2003, and (ii) Class B Options to purchase 63,200 shares of Common Stock at an exercise price equal to fair market value on the date of grant, vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. Effective April 1, 2002, if a Change of Control has not occurred by such date, Mr. Corey shall receive an additional grant of Class C Options to purchase an additional 36,800 shares of Common Stock vesting over the next three anniversary dates of such grant. The exercise price for such Class C Options shall be fair market value on the date of grant. If a Change of Control has occurred prior to April 1, 2002, Mr. Corey will then be entitled (as a replacement for such Class C Options) to receive additional Class B Options to purchase 36,800 shares of Common Stock on equivalent terms. All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

     If Mr. Corey's employment is terminated by the Company other than by reason of death or Disability (as defined) or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 24 months, plus 18 months of health care continuation payments; provided that in the event that such a termination occurs before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment shall be increased by one month for each calendar month by which such termination precedes November 1, 2001. If Mr. Corey's employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he is initially offered and accepts the position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination in 24 equal monthly installments, plus 18 months of health care continuation payments; provided that in the event such a termination occurs on or before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment shall be increased by one month for each calendar month by which such termination precedes November 1, 2001. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $100,000 and shall cease altogether in the event of such annual compensation exceeding $100,000.

   Menezes Agreements.

       Pre-Chapter 11 Agreement. Mr. Menezes served as Vice President and Chief Financial Officer of the Company pursuant to a two-year employment agreement effective as of August 23, 1999. The employment agreement provided for a base salary for the first year of the term of $180,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors. In addition to the base salary, the employment agreement provided for an annual incentive bonus for fiscal year 2000 of not less than $20,000. In succeeding years of his term he was to be entitled to bonus compensation pursuant to the Management Incentive Plan. Mr. Menezes was awarded options to purchase 50,000 shares of Common Stock under the 1994 Stock Option Plan. In the event Mr. Menezes' employment was terminated without "Cause" (as such term is defined in the employment agreement), the Company would have been required to pay Mr. Menezes' full salary (but no bonus compensation) for the remainder of the employment term or for at least a period of six months.

       Current Agreement. Mr. Menezes currently serves as Vice President and Chief Financial Officer pursuant to an employment agreement with the Company which became effective on May 18, 2001 and replaced all prior agreements with Mr. Menezes. The employment agreement provides for a base salary of $190,000, subject to increases at the discretion of the Board and the recommendation of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides that, in the event of a Change of Control while he is still employed by the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $393,300 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.

       Pursuant to the employment agreement, Mr. Menezes received, upon execution, options to purchase 75,000 shares of Common Stock under the Company's Option Plan. Such grant consisted of (i) Class A Options to purchase 45,000 shares at an exercise price equal to fair market value on the date of grant ($8.75 per share), two-thirds of which immediately vested, and the final third which will vest on October 31, 2003, and (ii) Class B Options to purchase 30,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant, vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

       If Mr. Menezes' employment is terminated by the Company other than by reason of death or Disability or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next 18 months, plus 18 months of health care continuation payments. If Mr. Menezes' employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under this employment agreement, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.

   Duerk Agreements.

       Pre-Chapter 11 Agreement. Mr. Duerk serves as Vice President of the Company and President of the Company's North American Automotive Group. At the time of his initial employment, he entered into a two-year employment agreement, which became effective in June 1998. The employment agreement provided for a base salary for the first year of the term of $175,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors. The employment agreement also provided for an annual incentive bonus under the Company's Management Incentive Plan. In addition, the employment agreement provided that (i) in the event Mr. Duerk's employment was terminated without "Cause" (as such term is defined in the employment agreement), the Company was required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination, (ii) if Mr. Duerk's employment was terminated by the Company in connection with a "Change of Control" (as such term is defined in the employment agreement), the Company was required to pay Mr. Duerk an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination; and
(iii) if Mr. Duerk's employment agreement was not renewed by the Company after the expiration of the term other than for Cause, the Company was required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination.

       Current Agreement. Mr. Duerk currently serves as Vice President of the Company and President of the North American Automotive Group pursuant to an employment agreement which became effective May 18, 2001 and replaced all prior agreements with Mr. Duerk. The employment agreement provides for a base salary of $182,000, subject to increases at the discretion of the Board and the recommendation of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year.

       If Mr. Duerk's employment is terminated by the Company other than by reason of death or Disability or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company will pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 18 months, plus 18 months of health care continuation payments. If Mr. Duerk's employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.

   Zummo Agreements.

       Pre-Chapter 11 Agreement. Mr. Zummo served as Chief Executive Officer of the Company pursuant to a five-year employment agreement, which became effective as of April 19, 1999. The employment agreement provided for a base salary for the first year of the term of $575,000, subject to annual increases of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provided for an annual incentive bonus under the Company's Senior Management Plan and a performance based bonus for fiscal year 2000 of up to a maximum of 50% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Mr. Zummo did not earn a bonus for fiscal year 2000.

       Restructuring Agreement and Termination Arrangements. On April 10, 2000, the Company filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. District Court for the District of Delaware. In connection with that filing, Mr. Zummo, the Company and representatives of holders of the Company's then outstanding 10 1/8% Senior Subordinated Notes due 2007, Series B, entered into a restructuring agreement dated as of April

6, 2000 (the "Restructuring Agreement"). The Restructuring Agreement provided, among other things, that upon the effective date of a plan for the reorganization of the Company, Mr. Zummo's service as Chief Executive Officer of the Company would terminate and Mr. Zummo would begin to serve the Company as a business consultant for a period of two years. The Restructuring Agreement provided further that in consideration of his service as a business consultant to the Company, during the term of that service, the Company would pay Mr. Zummo the salary and health and insurance benefits (other than bonuses) due to him under his employment agreement. Pursuant to such Restructuring Agreement and confirmation of the Company's Plan of Reorganization, Mr. Zummo's service as Chief Executive Officer terminated as of the Emergence Date. Also in connection with the Company's restructuring and pursuant to the court order confirming the Company's Plan of Reorganization, Mr. Zummo agreed that the Company could reduce future payments to him under his employment agreement to cover a $564,000 receivable (effectively reduced from $1.2 million pursuant to the Plan of Reorganization) due to the Company from Valentec International Limited ("VIL"), a company majority-owned by him, for prior services rendered to VIL by the Company, in the event such receivable was not repaid by July 1, 2001. Such receivable has not been repaid to date.

MANAGEMENT INCENTIVE PLAN

       Prior to the filing of the Company's Chapter 11 Cases, the Company had established a Senior Management Plan, which provided for annual performance based bonuses to certain key executive officers, primarily based on pre-determined target levels of the Company's earnings. Upon the occurrence of a Change of Control (as such term was defined in the Senior Management Plan) such pre-determined target levels relating to the fiscal year in which the Change of Control occurs would be deemed to have been achieved and payments of the awards would be made promptly after the Change of Control. In the event that the actual performance of the Company exceeded such target levels, such awards would be based on the actual performance of the Company. A separate pre-Chapter 11 Management Incentive Plan provided for annual performance based bonuses to certain management level employees (other than key executive officers), primarily based on pre-determined levels of the Company's earnings.

       Subsequent to the Emergence Date, the Company's Management Incentive Plan for the benefit of the Company's key executive officers and certain other management level employees (combining the Senior Management Plan and Management Incentive Plan previously in effect prior to the Chapter 11 Cases) continued in effect. Messrs. Corey, Menezes and Duerk each received bonuses for fiscal year 2001 under the Management Incentive Plan. See the Summary Compensation Table and " - Employment Agreements" above for certain additional information concerning the Management Incentive Plan.

SEVERANCE PROGRAM

       In connection with the Chapter 11 Cases, the Board of Directors adopted, and the creditors' committee and Bankruptcy Court approved, an executive severance plan (the "Chapter 11 Severance Plan"). The Chapter 11 Severance Plan provided for the Company to pay certain benefits to a Key Executive (as defined below) if his employment were terminated either by the Company without Cause (as defined therein) or by the executive for Good Reason (as defined therein). The following table sets forth (i) the names of the executives eligible to participate in the Chapter 11 Severance Plan (the "Key Executives"), (ii) the cash payment each Key Executive was eligible to receive thereunder, and (iii) the period of time for which each Key Executive would continue to receive the health insurance coverage in effect at the time of termination thereunder:

                                                                   Health Insurance
             Executive        Cash Severance Benefit ($)     Continuation Period (months)
---------------------------------------------------------------------------------------------

John C. Corey                          600,000                            24
Brian P. Menezes                       270,000                            18
Stephen B. Duerk                       262,000                            18
Daniel R. Smith (1)                    105,000                            12

(1) Mr. Smith resigned as an employee of the Company effective as of June 12, 2000 and is no longer entitled to benefits under the Chapter 11 Severance Plan.

       Under the Chapter 11 Severance Plan, Key Executives were not entitled to severance under any other plan, program, arrangement or agreement with the Company or any subsidiary thereof and the benefits received under the Chapter 11 Severance Plan would be reduced, dollar for dollar by any such severance received. Unless his termination was preceded by a Change of Control (as defined) of the Company, a Key Executive receiving benefits under the Chapter 11 Severance Plan would be required to enter into a release with respect to the Company in consideration of receiving such benefits.

       Subsequent to the fiscal 2001 year-end, each of the Named Executives (other than Mr. Zummo) entered into employment agreements, as described above, containing severance provisions that superseded the Chapter 11 Severance Plan.

DIRECTOR COMPENSATION

       Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive an annual retainer of $20,000, plus an additional $10,000 for Mr. Wetzel as Board Chairman and an additional $5,000 each for committee chairmen. They also each receive attendance fees ranging from $500 to $1,250 for attendance at Board and committee meetings attended in person or by telephone. Finally, directors receive additional compensation at a rate of $1,750 per day for special assignments, not including attendance at Board and committee meetings. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

       Each non-employee director received an option grant under the Option Plan immediately following its approval by the stockholders (for 10,000 shares to Mr. Wetzel, as Chairman, and 7,500 shares to each of the other non-employee directors). The exercise price for the shares of Common Stock subject to the options is the fair market value of the shares on the date of grant ($8.75 per share), subject to adjustment to $.01 per share in the event of a Change of Control as described in the option agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       From the Emergence Date through the fiscal year ended March 31, 2001, Messrs. Goldfarb, Waide and Wetzel served as the Company's Compensation Committee. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on the Common Stock for the period from February 1, 2001 (the date trading activity was first reported for the Company's Common Stock following the Emergence Date) through March 31, 2001 with the cumulative total return of the Russell 2000 Index and the S&P Auto Parts and Equipment Index (U.S.). The Company is no longer using the Nasdaq Composite Index, which was used by the Company in its latest annual meeting proxy statement, for the fiscal year ended March 31,1999, as a measure for comparison as the Company has been delisted from Nasdaq. (As a result of the Chapter 11 Cases, comparisons of the Company's stock performance versus such indices including the period prior to the Emergence Date are not meaningful.) The graph assumes that the value of the investment in the Common Stock was $100 on February 1, 2001, and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]


Total Return Analysis                          2/01/01      3/31/01

Safety Components International                $100.00      $1,828.99
Russell 2000                                   $100.00      $   88.87
S&P Auto Parts & Equipment                     $100.00      $   96.76

        It should be noted with respect to the foregoing analysis (i) that the Company's Common Stock is very thinly traded, when at all, and (ii) that the time period for measurement of stockholder returns is very short. The foregoing should not be taken as an indication of realizable returns on the Company's Common Stock either now or in the future.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY AND POLICY

       The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company. Under this approach, the attainment of yearly growth in operating income and return on assets is compensated, both before and after the Chapter 11 Cases, through yearly bonuses. Long-term performance of the Company was rewarded, prior to the Chapter 11 Cases, through the grant of stock options under the 1994 Stock Option Plan and/or SARs under the SAR Plan, and will continue to be rewarded in the future through the grant of stock options under the Option Plan. Such performance based compensation is in addition to executives' yearly base salaries, which are determined in a manner intended to be competitive with companies which are similarly situated to the Company.

       The Compensation Committee, prior to the Emergence Date, awarded yearly bonuses to the officers under the Senior Management Plan, primarily based on pre-determined target levels of business unit operating income and return on assets. In determining yearly bonuses, if any, in addition to those based on such pre-determined target levels, the Compensation Committee also considered discretionary awards based on outstanding achievement in other areas. For example, the Company has considered the contributions made by its executive officers in diversifying the Company's customer base, attaining major new customers, identifying appropriate acquisition candidates and the consummation of significant financing transactions of the Company, including, for the 2001 fiscal year, the Plan of Reorganization.

       Upon the Company's emergence from the Chapter 11 Cases, the Company's Management Incentive Plan for the benefit of the Company's key executive officers and certain other management level employees (combining the Senior Management Plan and the Management Incentive Plan previously in effect prior to the Chapter 11 Cases) continued in effect, including the target performance levels established for the 2001 fiscal year. For future periods, including the 2002 fiscal year, the Compensation Committee expects to continue a similar form of Management Incentive Plan, but with more emphasis on target performance levels for the Company's consolidated operating income and return on assets, to promote the achievement of corporate-wide goals.

       The Compensation Committee continues to believe that, since the long-term performance of the Company is reflected in the value of the Company's Common Stock, the grant of stock options is an appropriate method of compensating executives for the long-term performance of the Company. The Compensation Committee also believes that the grant of stock options aligns the interest of the executives with those of the Company's stockholders. The Compensation Committee determines the recipients and size of the grants consistent with these principles, and based on the employee's performance and position with the Company. The Company generally utilizes vesting periods to encourage executives to continue in the employ of the Company.

       As a result of the Company's Chapter 11 Cases, the 1994 Stock Option Plan and SAR Plan were dissolved and options and SARs granted thereunder were cancelled. A new stock option plan, the Option Plan, was subsequently adopted and approved. Subsequent to March 31, 2001, the Compensation Committee approved the grant of options to purchase a total of 324,900 shares of Common Stock to the Company's executive officers under the Option Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       Mr. Zummo and Mr. Corey both served as Chief Executive Officer of the Company during the fiscal year ended March 31, 2001. Mr. Zummo served until the Emergence Date pursuant to a five-year employment agreement which became effective as of April 19, 1999. See "Executive Compensation - Employment Agreements." In addition to the annual base salary of $575,000 in the first year of the term (subject to annual increases commencing in fiscal year 2001), the employment agreement provided for an annual incentive bonus under the Company's Senior Management Plan and a performance based bonus for fiscal year 2000 of up to a maximum of 50% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Mr. Zummo did not earn a bonus in the fiscal year ended March 31, 2001.

       Mr. Corey has served since the Emergence Date pursuant to two separate employment agreements, most recently pursuant to an employment agreement which became effective after the end of fiscal year 2001, as of May 18, 2001. In approving his current employment agreement, the current Compensation Committee considered, among other things, Mr. Corey's experience, background, strong performance record and the compensation packages paid to similarly situated Chief Executive Officers. The employment agreement provides for a base salary for the first year of the term of $315,000, subject to annual increase of the Compensation Committee of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. Mr. Corey was awarded options to purchase 173,200 shares of Common Stock subsequent to the fiscal 2001 year-end. See "Executive Compensation - Employment Agreements - Corey Agreements."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

       Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation over $1,000,000 paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not constitute "applicable employee remuneration" (as defined for purposes of Section 162(m) of the Code) subject to the deduction limit if certain requirements are met. The Compensation Committee's policy is to attempt to comply with such limitations to the extent practicable. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these limitations, in negotiating and implementing the Company's incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative criteria or otherwise establish incentive programs outside of the requirements of Section 162(m), in its discretion, from time to time. The Compensation Committee does not believe that the applicable remuneration to be paid to the Chief Executive Officer or such other highly compensated executives for the 2002 fiscal year will exceed the deduction limit set by Section 162(m).

                                                     Compensation Committee:

                                                     Andy Goldfarb
                                                     Ben E. Waide III
                                                     Carroll R. Wetzel Jr.


                              CERTAIN TRANSACTIONS

       See "Executive Compensation - Employment Agreements - Zummo Agreements" for information concerning a receivable due to the Company from an affiliate of Mr. Zummo.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted on February 13, 2001, a copy of which is attached as Annex A to this proxy statement. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended March 31, 2001 and particularly with regard to the Company's audited consolidated financial statements as of March 31, 2001 and March 25, 2000 and for the three years in the period ended March 31, 2001.

     The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

     The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's independent auditors for the coming year.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during the fiscal year ended March 31, 2001 (two times subsequent to the Emergence Date).

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2001, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures required of auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during the fiscal year ended March 31, 2001 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company's interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

     Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of its financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the SEC. The Audit Committee also recommended to the Board of Directors that the Company retain Deloitte & Touche LLP as its independent auditors for the fiscal year ending March 31, 2002.

                                                     Audit Committee:

                                                     W. Allan Hopkins
                                                     Ben E. Waide III
                                                     Carroll R. Wetzel Jr.


                        ITEM 2. RATIFICATION OF AUDITORS

       Upon recommendation of its Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002. Although stockholder approval of the Board's appointment of Deloitte & Touche is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by a majority of the shares of Common Stock present at the annual meeting, the Board will reconsider its selection of Deloitte & Touche. If Deloitte & Touche's appointment as the Company's independent auditors is approved by the stockholders, the Board nevertheless retains the discretion to select different auditors in the future, should the Board then deem such selection to be in the Company's best interest. Any such selection need not be submitted to a vote of stockholders.

        A representative of Deloitte & Touche is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

       The persons named in the enclosed proxy intend to vote for the ratification of Deloitte & Touche's appointment as the Company's independent auditors, unless you indicate on the proxy card that your shares should be voted otherwise.

       The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche's appointment as the Company's independent auditors.

SERVICES AND FEES OF DELOITTE & TOUCHE DURING THE FISCAL YEAR ENDED MARCH 31,
2001

     Audit fees. Deloitte & Touche's fees and expenses were $232,000 in connection with their audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 and their audits of foreign subsidiary statutory reports for their respective fiscal years ended on December 31, 2000 and March 31, 2001, and their reviews of the Company's quarterly financial information included in the Company's two quarterly reports on Form 10-Q that the Company filed with the SEC subsequent to the Emergence Date.

     All other fees. Deloitte & Touche billed the Company $238,000 in fees and expenses in connection with all other services that they rendered in the fiscal year ended March 31, 2001. A substantial portion of the fees for these services relates to services traditionally provided by auditors, including accounting consultation and Emergence Date procedures in connection with the Company's emergence from bankruptcy, income tax services and consultation (including preparation of the fiscal 2000 income tax returns and consultation related to the Company's emergence from bankruptcy), consulting services related to establishing the Option Plan and new executive employment agreements, consulting services related to doing business in foreign countries, and a limited scope audit of the Company's 401(k) defined benefit contribution plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The Company's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, and regulations thereunder, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. To the Company's knowledge, based on the Company's review of the copies of such reports it has received, the Company believes that (i) each of the Company's non-employee directors (Messrs. Goldfarb, Hopkins, Waide and Wetzel) may have filed late their Form 3 reports required in connection with their appointment as directors pursuant to the Chapter 11 Cases, (ii) Mr. Crowley filed late his Form 3 report at the time he became an executive officer and Messrs. Corey and Duerk filed late their Form 4 reports reflecting the change in their equity ownership in the Company resulting from the court order in the Chapter 11 Cases, and (iii) Wayland filed late a Form 5 reporting its earlier failure to file a Form 3 reporting its status as a 10% stockholder of the Company. To the Company's knowledge, no Section 16(a) report was filed by Putnam or SunAmerica in connection with their status as 10% stockholders of the Company, although both have indicated that such filings are not required. Also to the Company's knowledge, no Form 4 reports were filed by certain former officers or directors whose positions terminated at or following the Emergence Date (Messrs. Zummo, Torok and Anderson) reporting the change in their equity ownership resulting from the Chapter 11 Cases (to the extent such filings may have been required). Such a filing by Mr. DioGuardi may have been filed late. The foregoing delinquencies or possible failures to file all arose in connection with or immediately following the Company's emergence from the Chapter 11 Cases.

                                 OTHER BUSINESS

       The Board of Directors of the Company currently knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for inclusion in the Company's 2002 Annual Meeting Proxy Statement and form of proxy by March 23, 2002 in accordance with the SEC's Rule 14a-8(e), promulgated under the Exchange Act. Pursuant to the Company's bylaws, notice of a stockholder proposal submitted outside the processes specified by said Rule 14a-8 will be considered untimely following the later of the 60th day prior to such meeting or the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. The Company will announce such meeting date and the date it intends to print and mail the related proxy materials as soon as practicable following the determination of such dates by the Board.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

       The Company's annual report on Form 10-K for the fiscal year ended March 31, 2001 (without exhibits), including the consolidated financial statements and schedules thereto is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

                              COST OF SOLICITATION

        The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

       It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,


                                          /s/ BRIAN P. MENEZES

                                          BRIAN P. MENEZES
                                          Secretary

Dated:  July 23, 2001
Greenville, South Carolina

                                                                         ANNEX A
                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                      SAFETY COMPONENTS INTERNATIONAL, INC.


I.      AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Safety Components International, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers not later than June 4, 2001. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and the Chair of the Audit Committee shall have accounting or related financial management expertise or alternatively shall have previously served as a Chief Executive Officer.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's quarterly financial statements prior to filing or distribution. Review should include discussion of results of review performed by independent auditors.

3. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

4. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Audit Committee should ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, its directors and management consistent with Independence Standards Board Standard Number 1.

8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Follow-up on management's implementation of recommendations made by the independent auditors.

Legal Compliance

12. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13. From and after December 15, 2000, annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Charter Provisions

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17.    Periodically perform self-assessment of audit committee performance.

18. Review financial and accounting personnel succession planning within the Company.

19. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                                     PROXY

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                        ANNUAL MEETING, AUGUST 22, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carroll R. Wetzel, Jr. and John C. Corey as Proxies, each with full power to appoint his substitute, and hereby authorizes either or both of them to appear and vote as designated below, all shares of Common Stock of Safety Components International, Inc. held of record by the undersigned on July 16, 2001, at the Annual Meeting of Stockholders to be held August 22, 2001, and any adjournments thereof.

THE UNDERSIGNED HEREBY DIRECTS THIS PROXY TO BE VOTED AS FOLLOWS:

1) PROPOSAL TO ELECT AS CLASS I DIRECTORS, CLASS II DIRECTORS AND CLASS III DIRECTORS THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).

       [ ] FOR ALL               [ ] WITHHOLD                     NOMINEES:
           NOMINEES                  AS TO ALL NOMINEES
                                                                  CLASS I:   ANDY GOLDFARB
                                                                             W. ALLAN HOPKINS
                                                                  CLASS II:  BEN E. WAIDE III
                                                                             CARROLL R. WETZEL, JR.
                                                                  CLASS III: JOHN C. COREY

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE LISTED NOMINEES, PLEASE STRIKE A LINE THROUGH THAT INDIVIDUAL'S NAME.)

2) PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

IN THEIR DISCRETION, THE NAMED PROXIES MAY VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT DATED JULY 23, 2001.

                     (Please Sign and Date the Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                                Date:
                                                     ---------------------------

                                                --------------------------------
                                                Signature of stockholder

                                                --------------------------------
                                                Signature if held jointly

                                                NOTE: PLEASE MARK, DATE, SIGN
                                                AND RETURN THIS PROXY PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.
                                                WHEN SHARES ARE HELD BY JOINT
                                                TENANTS, BOTH SHOULD SIGN. IF
                                                SIGNING AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL
                                                TITLE. IF A CORPORATION OR
                                                PARTNERSHIP, PLEASE SIGN IN
                                                CORPORATE OR PARTNERSHIP NAME BY
                                                AN AUTHORIZED PERSON.